Exhibit99.1

Nov. 4, 2008

FOR IMMEDIATE RELEASE

Contacts:

Tamera Gjesdal	Bob Denham
Senior Vice President	Senior Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1475

BB&T Corporation COO to speak Friday at BancAnalysts Association of Boston conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Operating Officer Kelly King is scheduled to present at the BancAnalysts Association of Boston Inc. conference Friday at 10 a.m. EST.

     King’s presentation at the “Building a New American Banking Paradigm” conference at the Langham Hotel in Boston will focus on BB&T’s financial performance and corporate strategy.

     King has served as BB&T’s chief operating officer since 2004. On Jan. 1, he will succeed John Allison, who is retiring, as chief executive officer.

     King will be joined at the conference by top executives from several of the nation’s largest financial services companies.

     A live audio webcast will be available on BB&T’s Web site at BBT.com/investor. Presentation slides have been posted on the site. A replay of the presentation will be available at BBT.com following the live event and remain on the site for 30 days.

     With $137 billion in assets, BB&T Corporation is the nation’s 14th largest financial holding company. It operates more than 1,500 financial centers in 11 states and Washington, D.C. More information about the company is available at BBT.com.

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